Exhibit 99.1
Ovid Therapeutics Reports Business Update, Fourth Quarter and Full Year 2022 Financial Results
•OV329 Phase 1 trial is progressing on track
•An IV formulation candidate suitable for future clinical trials has been achieved for OV350, one of several compounds from the Company’s KCC2 activator portfolio
•Takeda's guidance on soticlestat remains unchanged; anticipates regulatory filings in its FY 2024
•Current cash runway expected to fund operations into the first half of 2025
NEW YORK, March 13, 2023 -- Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with epilepsies and seizure-related disorders, today provided a business update and reported financial results for the fourth quarter and full year ended December 31, 2022.
“Ovid has significant momentum entering 2023. OV329, our next generation GABA aminotransferase inhibitor program, is being actively studied in healthy volunteers. In the first half of 2024, we anticipate data characterizing OV329’s potential efficacy using a biomarker as well as its initial safety profile. In addition, Takeda is progressing the study of soticlestat in two, pivotal Phase 3 trials of patients with Dravet and Lennox Gastaut syndromes,” said Jeremy Levin, D.Phil, MB BChir., Chairman and CEO of Ovid Therapeutics.

"We continue to refine our development pipeline of differentiated anti-seizure medicines while maintaining fiscal and strategic focus to drive long-term shareholder value,” remarked Dr. Levin.

2022 Business Strategy & Update
•R&D strategy: Ovid is advancing a differentiated pipeline of programs that use potential first-in-class and best-in-class mechanisms of action to act upon under-addressed biological targets implicated in causing seizures. This pipeline has produced two clinical development programs, soticlestat (which was repurchased by Takeda) and OV329, which are being studied in Phase 3 and Phase 1 trials, respectively. In addition, the Company continues to advance several research-stage, small molecule anti-seizure programs.
•Financial strategy: The Company is directing its capital to programs that it believes represent value-creating opportunities for shareholders and anticipates its cash runway should fund operations into the first half of 2025. To support this strategy, Ovid instituted cost-cutting measures that began in 2022 and continue into this year. In addition, Ovid is eligible to receive non-dilutive capital from Takeda, if and when, soticlestat is successfully approved and marketed.
•Business development strategy: Ovid intends to conduct disciplined business development activities with a focus on clinical stage assets and enabling technologies to complement its portfolio of anti-seizure medicines. Activities focus on in-licensing assets that can increase opportunities to create shareholder value and mitigate risk to shareholders associated with any one program. Updates in 2022 include:
◦Healx: Healx has been progressing development efforts for gaboxadol (OV101) as part of the agreement that Ovid entered in February 2022, under which Healx secured an exclusive option right to develop and commercialize the compound. Healx stated that it intends to initiate a clinical trial of gaboxadol in combination with another molecule for people living with Fragile X syndrome in 2023.
◦Gensaic: In August 2022, Ovid entered into a research agreement with Gensaic to harness its novel phage-derived particle (PDP) gene delivery platform for the development of genetic medicines for central nervous system indications. Relative to genetic medicines using viral vectors, Ovid believes PDPs may be optimal for crossing the blood-brain barrier and potentially more cost effective to manufacture.
•Infrastructure & human capital updates: Ovid intends to maintain a concentrated workforce with experts dedicated to antiseizure medicines development. The Company expanded its bench of leaders in Q1 2023, with the addition of Manoj Malhotra, M.D. and Toshiya Nishi, D.V.M. Dr. Malhotra is a recognized board-certified epileptologist who joined Ovid from past leadership roles at the Cleveland Clinic, Eisai, Novartis and Takeda. Dr. Nishi is the co-inventor of soticlestat and a skilled translational scientist.
Pipeline Update & Anticipated Milestones
•OV329, a potential next generation GABA aminotransferase (GABA-AT) inhibitor, is advancing on track in a Phase 1 trial of healthy volunteers. Ovid believes OV329 is more potent than prior GABA-AT inhibitors, and therefore may potentially provide: significant seizure reduction efficacy, an improved safety profile, and preferable (lower) dosing. Ovid anticipates full Phase 1 findings in H1 2024, including biomarker data that may serve as a validated proxy for seizure reduction efficacy.
•OV350, one of several compounds in Ovid’s KCC2 portfolio, has been successfully formulated for potential clinical study as an IV formulation. Ovid is evaluating this formulation in several preclinical seizure models and anticipates a possible IND filing in 2024. In addition, development efforts will continue to characterize other compounds in the KCC2 library with a focus on achieving an oral formulation and exploring applications in epilepsies and other brain disorders.
•Takeda is executing two pivotal Phase 3 trials studying soticlestat for Lennox-Gastaut syndrome (LGS) and Dravet syndrome (DS). It previously disclosed that it anticipates regulatory filings in its fiscal year 2024 and confirmed during regularly scheduled communications on March 10, 2023. Takeda repurchased Ovid's interest in soticlestat in 2021, and Ovid is subsequently eligible to receive regulatory and commercial milestone payments of up to $660 million, as well as royalties up to 20% on global sales, if regulatory approval is received and soticlestat is commercialized. Ovid has no ongoing obligations or costs associated with the development of soticlestat.
•Genetic medicines for neurodevelopmental conditions. Ovid is evaluating business development opportunities associated with its non-core nucleic acid programs.

Fourth Quarter and Year-End Financial Results 2022
•Cash, cash equivalents and marketable securities as of December 31, 2022 totaled $129.0 million.
•Revenue was $46,280 for the fourth quarter and $1.5 million for the year ended December 31, 2022, as compared to zero and $208.4 million for the same periods in 2021. The annual decrease was due to the receipt of a one-time upfront payment of $196.0 million from Takeda pursuant to the Royalty, License and Termination Agreement associated with soticlestat in 2021. Revenue in 2022 was generated from licensing and other agreements.
•Research and development expenses were $5.5 million and $24.6 million for the fourth quarter and for the year ended December 31, 2022, respectively, as compared to $18.1 million and $46.9 million for the same periods in 2021. The annual reduction in expenditures was largely due to cessation of clinical development programs related to gaboxadol and soticlestat, offset by clinical development costs for OV329.
•General and administrative expenses were $6.7 million and $32.4 million for the fourth quarter and year ended December 31, 2022, as compared to $8.3 million and $37.2 million for the same period in 2021. The annual decrease of $4.8 million was attributed to personnel cost reductions following corporate cost-cutting efforts and headcount reduction conducted in March 2022.
•Total operating expenses were respectively $12.2 million and $57.1 million in the fourth quarter and year ended December 31, 2022, which were a reduction from $26.4 million and $84.2 million during the same periods last year. The annual decrease was a result of the above mentioned cost cutting and personnel reduction efforts undertaken in 2022.
•Ovid reported a net loss of $11.5 million, or basic and diluted net loss per share attributable to common stockholders of $0.16 for the fourth quarter of 2022, as compared to a net loss of $26.0 million, or basic and diluted net loss per share attributable to common stockholders of $0.38, for the same period in 2021. The Company reported net loss of $54.2 million, or basic and diluted net loss per share attributable to common stockholders of $0.77 for the year ended December 31, 2022, compared to a net income of $122.8 million, or basic and diluted net income per share attributable to common stockholders of $1.78 and $1.76, respectively, for the year ended December 31, 2021.
About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company striving to conquer seizures and brain disorders with courageous science. Ovid’s pipeline of small molecule and genetic medicines candidates seek to meaningfully improve the lives of people and families affected by epilepsies and seizure-related disorders. Ovid is developing OV329, a GABA-aminotransferase inhibitor, for treatment-resistant seizures, and OV350, a direct activator of the KCC2 transporter, for potential treatment of epilepsies. In addition, Ovid maintains a significant financial interest in the future regulatory development and potential commercialization of soticlestat, which Takeda is responsible for advancing globally. Soticlestat is a cholesterol 24-hydroxylase inhibitor, which is currently in Phase 3 trials for Dravet and Lennox-Gastaut syndromes. For more information about these and other Ovid research programs, please visit www.ovidrx.com.

Forward-Looking Statements
This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation: statements regarding the Phase 1 study in healthy volunteers for OV329; the potential use of OV329 to treat rare and treatment-resistant forms of epilepsy and seizures; the clinical and regulatory development of OV329, including the anticipated timing of clinical data; the likelihood that data for OV329 will support future development and therapeutic potential; the potential development of OV350 and other KCC2 compounds in Ovid’s library; the suitability of Ovid’s library of novel, direct KCC2 transporter activators for a range of formulations and administrations; the timing for filing of Ovid’s IND applications; the potential benefits of Gensaic's proprietary phage-derived platform; the timing for the completion of Takeda’s two pivotal Phase 3 trials evaluating soticlestat for Dravet syndrome and Lennox-Gastaut syndrome; and the duration of Ovid’s expectations regarding its cash runway and the expectation that it will support the advancement of Ovid’s pipeline. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expected,” “intends,” "may," “plan,” “potentially,” “seek,” “strive” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its technology or its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 8, 2022, and in future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Condensed Consolidated Statements of Operations
Unaudited

	For The Three Months Ended December 31, 2022	For The Three Months Ended December 31, 2021	For The Year Ended December 31, 2022	For The Year Ended December 31, 2021
Revenue:
License and other revenue	$46,280	$—	$1,502,748	$12,382,779
License revenue - related party	—	—	—	196,000,000
Total revenue	46,280	—	1,502,748	208,382,779
Operating expenses:
Research and development	5,545,269	18,089,614	24,618,399	46,939,583
General and administrative	6,673,710	8,264,050	32,432,510	37,234,104
Total operating expenses	12,218,979	26,353,664	57,050,909	84,173,687
(Loss) income from operations	(12,172,699)	(26,353,664)	(55,548,161)	124,209,092
Other income (expense), net	668,124	3,901	1,379,132	(45,690)
Loss before provision for income taxes	(11,504,576)	(26,349,763)	(54,169,029)	124,163,402
Provision for income taxes	—	(349,714)	—	1,328,818
Net (loss) income	$(11,504,576)	$(26,000,049)	$(54,169,029)	$122,834,584
Net (loss) income per share, basic	$(0.16)	$(0.38)	$(0.77)	$1.78
Net (loss) income per share, diluted	$(0.16)	$(0.38)	$(0.77)	$1.76
Weighted-average common shares outstanding, basic	70,472,598	68,159,651	70,424,819	67,479,403
Weighted-average common shares outstanding, diluted	70,472,598	68,159,651	70,424,819	68,067,992
Select Condensed Balance Sheet Data
Unaudited

	December 31, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$129,001,411	$187,797,532
Working capital(1)	124,389,166	175,680,808
Total assets	155,265,814	194,544,757
Total stockholder's equity	132,272,564	179,746,436
(1)Working capital defined as current assets less current liabilities

Contacts
Investors and Media:
Ovid Therapeutics Inc.
Meg Alexander
917-943-6681
malexander@ovidrx.com
OR
Investors:
Argot Partners
Maeve Conneighton
212-596-7231
ovid@argotpartners.com